Exhibit (c)(iv)

Goldman Sachs

STONE KEY PARTNERS

perspecta

Project Jaguar – Panther Board Bid Review

January 25, 2021

PROPRIETARY AND CONFIDENTIAL

Project Jaguar Process Summary

Panther Engaged Stone Key Partners and Goldman Sachs to Be Its Financial Advisors to Explore Potential Interest in a Sale of Panther (September 2020)

Potential Interested Counterparties Contacted[1] 6 Strategics and 4 Private Equity Firms (Sept. 2020 – Oct. 2020)

5 Potential Counterparties Sent and Executed NDAs (Oct. 2020 – Nov. 2020)

4 Potential Counterparties Attended Management Presentations and Conducted Due Diligence (Nov. 2020 – Jan. 2021)

2 Definitive Proposals Received (Jan. 2021)

Parties Contacted [1]

Strategics
- CACI
- General Dynamics
- Jacobs
- Leidos
- ManTech
- SAIC

Private Equity
- Apollo
- Blackstone
- Carlyle
- Veritas

Executed NDA

- Apollo
- Blackstone
- CACI
- Leidos
- Veritas

Attended Management Presentation

- Apollo
- Blackstone[2]
- CACI
- Veritas

Definitive Proposal Submitted

- CACI
- Veritas

(1) Excludes preliminary inbound inquiries from Lindsay Goldberg in August 2020 and from KBR in late December 2020.
(2) Blackstone withdrew post attending the management presentation.

Viper Key Proposed Transaction Terms Summary

Transaction Structure	▪ Cash offer for 100% of equity
Price per Share	▪ $29.25 ▪ 49% premium to Panther's unaffected price of $19.60
Total Transaction Value	▪ $7,547M
Financing	▪ Proposal is not subject to a financing contingency ▪ $4,825M of debt pursuant to Debt Commitment Letter provided by JPMorgan Chase ▪ $2,454M of equity pursuant to Equity Commitment Letter provided by Veritas Fund VII
Key Conditions to Close	▪ Panther Shareholder Approval ▪ Customary closing conditions
Anticipated Closing	▪ Mid-2021
Further Diligence Requirements	▪ Pre-signing Viper is requesting a meeting with Panther customer (NRO/Westfields) to discuss potential OCI issues
OCI Mitigation	▪ Viper intends to work closely with Panther and its customers to resolve any OCI issues related to the transaction post-signing

Summary of Key Legal and Merger Agreement Items | Viper

		Key Terms
Appr-oval	Panther Stockholder Approval	▪ Requires Panther stockholder approval
LBO Specific Items	Commitment Letters	▪ Negotiated equity and debt commitment letters will be in place at the time the Merger Agreement is executed
	Limited Guarantee	▪ Viper will provide a standard "limited guarantee" from a creditworthy Viper entity that obligates it to pay the reverse termination fee amount if required under the terms of the Merger Agreement
	Ability to Force Closure	▪ Panther has right to cause the equity financing to fund if and only if Viper's debt financing has been funded or will be funded at closing ▪ If Viper's debt financing is not available when all of closing conditions have been satisfied (or Viper otherwise fails to close), Panther will have the right to terminate the Merger Agreement and collect the "reverse termination fee"
Termi-nation Fees	Payable by Panther	▪ 2% of equity value (~$100M)
	Payable by Viper for Failure to Close	▪ 5% of equity value (~$240M)
Benefits	Treatment of Employee Equity Awards	▪ All employee equity awards, whether vested or unvested, will be cashed out at closing
	280G Gross-Ups	▪ Panther is permitted to provide 280G gross-up payments to the members of Panther's Executive Leadership Team
Other Items	Tax Consequences	▪ Consideration received by Panther stockholders will be taxable for U.S. federal income tax purposes
	Board Seats	▪ None
	Quarterly Dividend	▪ Panther is permitted to continuing making its regular quarterly dividend through the closing date

Cougar Key Proposed Transaction Terms Summary

Transaction Structure	▪ Stock-for-Stock transaction structured as a reverse triangular merger
Price per Share	▪ Face Value: $28.50 per share (based on Cougar share price of $253.09) ▪ 45% premium to Panther's unaffected price of $19.60
Exchange Ratio	▪ 0.1126x fixed exchange ratio
Pro Forma Ownership	▪ Cougar 57.98% / Panther 42.02%
Pro Forma Dividend	▪ Cougar to institute annual dividend of $3.50 per share, implying $0.39 per Panther share (increase of $0.11 or 39% over current Panther dividend of $0.28)
Pro Forma Synergies	▪ Cougar anticipates $130M in net annual cost synergies after Government share on cost-type contracts
Financing	▪ No financing condition ▪ Cougar intends to refinance Cougar debt and Panther debt with mixture of pro-rata debt, term loans and/or public market debt
Key Conditions to Close	▪ Panther Shareholder approval ▪ Cougar Shareholder approval ▪ Customary closing conditions
Anticipated Closing	▪ Mid-2021
Further Diligence Requirements	▪ Cougar has substantially concluded all due diligence activities with only a few pre-signing items outstanding: ➢ Review of Panther's Q3 FY2021 results ➢ Confirmation on upcoming NGEN-SMIT related cost-reduction initiatives
Other	▪ Proposal expires at close of business on 27-Jan-2021 ▪ Aim to sign Merger Agreement by 27-Jan-2021, with transaction to be announced on 28-Jan-2021 with Cougar Q2 FY2021 earnings release

Summary of Key Legal and Merger Agreement Items | Cougar

		Key Terms
Approval	Panther Stockholder Approval	▪ Requires Panther stockholder approval
	Cougar Stockholder Approval	▪ Requires Cougar stockholder approval
Termination Fees	Payable by Panther	▪ 2.5% of equity value (~$120M)
	Payable by Cougar for Cougar Change in Recommendation	▪ 2.5% of equity value (~$120M)
Benefits	Employee Equity Awards	▪ Rolled over or converted consistent with the applicable original unvested Panther equity award agreements
	280G Gross-Ups	▪ Panther is not permitted to provide 280G gross-up payments to the members of Panther's Executive Leadership Team
Other Items	Tax Consequences	▪ The transaction is intended to be tax-free for U.S. federal income tax purposes for Panther stockholders
	Board Seats	▪ Three current Panther directors (effectively selected by Cougar) to serve on the 13 member board of the combined company
	Panther Dividend	▪ Panther is permitted to continuing making its regular quarterly dividend through the closing date

Summary of Cougar Reverse Due Diligence

- [redacted]
  - [redacted]
    - Cougar [redacted]
    - [redacted] Cougar [redacted]
- [redacted]
  - [redacted]
  - [redacted]
- [redacted]
    - Panther brings strong capabilities in optical and wireless (legacy Alcatel/Lucent) and strong relationships in the IC
- [redacted]
  - [redacted]
  - [redacted]
  - [redacted]
  - [redacted]
- [redacted]
    - Cougar plans to announce $130M in net cost synergies, [redacted]

Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Omitted portions are indicated in this presentation with redactions. Confidential treatment has been requested with respect to this omitted information.

Summary of Cougar Reverse Due Diligence (Cont'd)

- **Cougar** [redacted]
  - [redacted]
  - [redacted]
    - Cougar [redacted]

Key Risks

- **Integration**
  - [redacted]
    - Cougar [redacted]
- **Revenue Headwinds**
  - [redacted]
  - [redacted]
  - [redacted]
- **No material risks identified across functional areas including HR, Legal, and IT**

Cougar Offer Assessment – Overview

A Cougar acquisition of Panther would create the second-largest "pure play" Government Technology Services company with over $10.6B in revenue and industry leading margins

100% Stock Consideration with $130M Net Synergies and $1.0B Share Buyback

Panther Ownership		**42.0%**
Face Value per Share		$28.50
Share Buyback ($B)		$1.0
Implied Value to Panther at Close (6/30/21)		
10.0x		$26.77
11.0x		$30.31
12.0x		$33.85
13.0x		$37.38
14.0x		$40.92
Cougar Cash EPS Accretion	**FY22**	2.9%
	FY23	13.5%
PF Leverage at Close		3.4x
Panther Dividend per Share		$0.39

Ownership / Exchange Ratio Calculation

Panther Face Value Acquisition Price	$28.50
Cougar Price (1/25/21)	$253.09
Exchange Ratio	**0.1126x**
Panther Shares Outstanding	165.4
Multiply by Exchange Ratio	0.1126x
Cougar Shares Issued to Panther	18.6
Cougar Shares Outstanding	25.7
Pro Forma Cougar Shares Outstanding	44.3
Panther Ownership in Combined Company	**42.0%**

Note: Shares outstanding in millions

Illustrative Components of Transaction Implied Value Per Panther Share at Close (6/30/21)



$45.00
$40.00
$35.00
$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
($5.00)
$29.13
$32.78
$37.60
$4.83
$0.45
$3.50
$3.83
$4.27
$8.90
$8.90
$8.90
$19.60
$19.60
$19.60
($2.87)
Blended Multiple (10.7x)
Cougar Current Multiple (11.7x)
Peer 2-Yr Average Multiple (13.1x)
Multiple Increase
Synergies ($130M)
Offer Price ($28.50 Face Value) Increase
Unaffected Share Price

Note: Cougar FY closes 6/30; transaction close assumed on 6/30/21.
(1) PF leverage assumes additional $1B in share repurchase at close. Gross leverage without repurchase would be 2.7x.
(2) Panther unaffected multiple of 8.8x adjusted for movement in peer average using Panther's 2-year peer discount of 32%.

Goldman Sachs

STONE KEY PARTNERS

Cougar / Panther – Relative Contribution Summary (4% Panther CAGR)

($ in millions)

		$ Contribution			% Contribution (With Debt Impact)(1)		Implied Exchange Ratio(2)	Implied Panther Stock Price
		Cougar	Panther	Total	Cougar	Panther		
Equity Value (1/25/21)(2)		$6,502	$4,388	$10,890	59.7%	40.3%	0.105x	$26.54
Equity Value (Unaffected 11/6/20)		$5,824	$3,181	$9,005	64.7%	35.3%	0.087x	$19.60
Revenue	CY2023E	[redacted]	$4,113	[redacted]	[redacted]		[redacted]	[redacted]
	CY2022E	[redacted]	3,982	[redacted]			[redacted]	[redacted]
	CY2021E	[redacted]	4,093	[redacted]			[redacted]	[redacted]
EBITDA(3)	CY2023E	[redacted]	$592	[redacted]			[redacted]	[redacted]
	CY2022E	[redacted]	584	[redacted]			[redacted]	[redacted]
	CY2021E	[redacted]	616	[redacted]			[redacted]	[redacted]
Adj. Operating Income(4)	CY2023E	[redacted]	$496	[redacted]			[redacted]	[redacted]
	CY2022E	[redacted]	480	[redacted]			[redacted]	[redacted]
	CY2021E	[redacted]	495	[redacted]			[redacted]	[redacted]
Adj. Net Income(4)	CY2023E	[redacted]	$356	[redacted]			[redacted]	[redacted]
	CY2022E	[redacted]	320	[redacted]			[redacted]	[redacted]
	CY2021E	[redacted]	305	[redacted]			[redacted]	[redacted]
Levered Free Cash Flow(5)	CY2023E	[redacted]	$366	[redacted]			[redacted]	[redacted]
	CY2022E	[redacted]	314	[redacted]			[redacted]	[redacted]
	CY2021E	[redacted]	300	[redacted]			[redacted]	[redacted]

Cougar Offer Ownership: 42.0%

Source: Cougar and Panther metrics based on latest Management Forecasts. Panther metrics are for total company and include impact of NGEN.
(1) Derived by multiplying % contribution to combined enterprise value less standalone net debt. Panther enterprise value calculated using Panther's CY2021E EBITDA and the Panther unaffected multiple of 8.8x adjusted for movement in peer average using Panther's 2-year peer discount of 32%.
(2) Based on closing share prices for Cougar and Panther as of 1/25/21 of $253.09 and $26.54.
(3) Panther EBITDA, Adj. Operating Income and Adj. Net Income burdened by stock-based compensation expense.
(4) Adj. Operating Income and Adj. Net Income exclude intangible amortization.
(5) Defined as operating cash flow less capital expenditures.

Government Technology Services Historical and Analysts' Projected Growth Metrics

The combined company's growth metrics in CY2021 and CY2022 (based on current analyst consensus) trails its peers

Revenue Growth



20.0%
15.0%
10.0%
5.0%
0.0%
(5.0%)
(10.0%)

	Cougar	Panther	Pro Forma	Peer Ave.[1]
CY2019	16.3%	6.1%	11.4%	16.9%
CY2020	9.6%	(0.5%)	5.0%	11.9%
CY2021	7.2%	(7.7%)	0.8%	8.7%
CY2022	4.7%	0.4%	3.0%	5.6%

EBITDA Growth



30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
(5.0%)
(10.0%)
(15.0%)

	Cougar	Panther	Pro Forma[2]	Peer Ave.[1]
CY2019	7.4%	8.2%	7.9%	21.0%
CY2020	27.2%	(11.6%)	3.2%	15.0%
CY2021	7.5%	(9.6%)	3.3%	8.5%
CY2022	7.1%	0.6%	6.3%	7.0%

(1) Peer Average includes Booz Allen Hamilton, Leidos, ManTech and SAIC
(2) Pro forma EBITDA includes $65M in net cost synergies in CY2021 and $130M in CY2022
Source: Company filings, FactSet consensus

Goldman Sachs

STONE KEY PARTNERS

Historical and Current EV / EBITDA Valuations

EV / NTM EBITDA – Past 24 Months



16.0x
14.0x
12.0x
10.0x
8.0x
6.0x
EV / NTM EBITDA
Jan-19
May-19
Sep-19
Jan-20
May-20
Sep-20
Jan-21
Peer Ave.(1) EV/NTM EBITDA
GTS Peer(1) 2-Year Average = 13.1x
Cougar 2-Year Average = 12.1x
Cougar EV/NTM EBITDA
Panther EV/NTM EBITDA
Panther 2-Year Average = 8.8x

Enterprise Value[2] / CY2021E EBITDA



16.9x
16.5x
14.0x
12.0x
11.7x
10.4x
Peer Average: 14.2x
MANT
BAH
LDOS
SAIC
CACI
Panther

EV / CY2021 EBITDA Multiples

	11/6/2020 [3]	1/22/2021
Panther	8.8x	9.6x [4]
Cougar	10.7x	11.7x
Blended	9.8x	10.7x [5]
Peer Average	12.0x	14.2x

(1) GTS Peers comprised of Booz Allen, CACI, Leidos, ManTech and SAIC
(2) Enterprise value based on stock prices as of January 22, 2021.
(3) Last trading day prior to Bloomberg article suggesting Panther sale (Panther share price of $19.60 prior)
(4) Panther unaffected multiple of 8.8x adjusted for movement in peer average using Panther's 2-year peer discount of 32%.
(5) Using Panther's unaffected multiple of 8.8x and Cougar's current multiple of 11.7x.

Goldman Sachs

STONE KEY PARTNERS

Comparison of Strategic Alternatives

Present Value of Panther Future Share Prices Discounted to 3/31/21



$42.00
$38.00
$34.00
$30.00
$26.00
$22.00
$18.00
FY21
FY22
FY23
$35.49
$37.13
$37.71
Cougar Implied Value @ Peer Multiple (13.1x)(2)
$30.94
$32.70
$33.50
Cougar Implied Value @ Cougar Multiple (11.7x) (2)
$27.49
$29.34
$30.32
Cougar Implied Value @ Blended Multiple (10.7x) (2)(3)
Cougar Bid Face Value: $28.50
$29.25 Viper Offer
$20.52
$20.17
$19.81
$19.57
$20.27
$20.01
"Stay the Course"(1)
4% Forecast
4% Forecast w/Acquisitions

Note: EBITDA is burdened by SBC expense.
(1) Value of share prices, based on a stated forward EBITDA multiple and FYE net debt, discounted to 3/31/21 at a Panther 9.5% cost of equity.
(2) Value of share prices, based on a stated forward EBITDA multiple and FYE net debt, discounted to 3/31/21 at a pro forma Cougar 8.5% cost of equity.
(3) Blended multiple calculated using Panther unaffected multiple of 8.8x adjusted for movement in peer average using Panther's 2-year peer discount of 32%.

Appendix A Supporting Analyses

Panther LTM Share Price Performance

An analysis of Panther's unaffected share price (after adjusting for JANA's and Veritas' 13-D filings and the Bloomberg article speculation about a potential sale) suggests a value near $20



Veritas files 13-D announcing preliminary buyside discussions with Panther (1/6/21)
13-D filed disclosing JANA stake in Panther (6/11/20)
Bloomberg publishes article on potential sale of Panther ($19.60 share price day before article release) (11/9/20)
Panther loses NGEN contract to Leidos (2/5/20)
$ 26.89
$ 19.09
$34
$30
$26
$22
$18
$14
Closing Price (USD)
Jan-2020
Mar-2020
May-2020
Jul-2020
Sep-2020
Nov-2020
Jan-2021
Panther (Adjusted)
Panther (Actual)

Source: Bloomberg and IBES as of 22-Jan-2021
Note: Panther adjusted share price calculated by using median of government services peers 1-day share price performance on notable trading events (JANA 13-D, Bloomberg article, Veritas 13-D).

Panther – LTM Share Price Performance



Panther Share Price
$35.00
$30.00
$25.00
$20.00
$15.00
$10.00
Jan-20
Apr-20
Jul-20
Oct-20
Jan-21
A
B
D
F
G
I
J
L
N
C
E
H
K
M
S&P 500: 15.6%
Gov't Services Peers: 12.3%
Panther: (6.4%)
Panther
Government Technology Services (Excluding Panther)
S&P Index

	Date	Detail	Price Chg. (%)
A	2/5/20	NGEN SMIT awarded to Leidos	(17.0%)
B	6/11/20	JANA Partners disclosed 5.9% stake in Panther	19.6%
C	6/20/20	CNBC published an article discussing JANA's stake in Panther and its prior activist experience in the GTS sector	(0.5%)
D	6/22/20	Barron's published an article discussing JANA's stake in Panther	(0.5%)
E	6/25/20	Activistmonitor published an article discussing JANA's stake in Panther	0.6%
F	8/14/20	JANA Partners disclosed 5.8% stake in Panther	0.2%
G	9/10/20	JANA Partners disclosed 7.4% stake in Panther, also referenced in Bloomberg article	0.7%

	Date	Detail	Price Chg. (%)
H	10/14/20	JANA Partners disclosed 8.6% stake in Panther	2.8%
I	10/16/20	Barron's discuses JANA's increased stake in Panther	0.5%
J	11/9/20	Bloomberg published article suggesting Panther is considering sale	14.4%
K	11/16/20	JANA Partners disclosed 8.0% stake in Panther	(0.4%)
L	11/17/20	The Deal posted an article discussing JANA's stake in Panther	(0.4%)
M	12/10/20	Activistmonitor published article stating that Panther has hired Goldman Sachs to weight strategic options	1.4%
N	1/6/21	Veritas Capital Management files 13D/A	7.5%

Note: Stock prices as of January 22, 2021. Government Services peers include BAH, CACI, LDOS, MANT and SAIC.

All-Stock Transaction Exchange Ratio – Last Twelve Months



Implied Exchange Ratio
Exchange Ratio (Cougar/Panther)
0.125x
0.120x
0.115x
0.110x
0.105x
0.100x
0.095x
0.090x
0.085x
0.080x
0.075x
Jan-20
Apr-20
Jul-20
Oct-20
Jan-21
Proposed Exchange Ratio (0.1126x)
30-Day Average
Unaffected (11/9/20)
60-Day Average
90-Day Average
1-Year Average

Period Average	Exchange Ratio Statistics (Cougar/Panther)	Pro Forma Ownership Cougar	Pro Forma Ownership Panther	Pro Forma Panther Shares	Implied Panther Share Price	Premium / (Discount) to Current Panther Price	Premium / (Discount) to Unaffected Panther Price
1/25/2021	0.1049x	59.7%	40.3%	17.3	$26.54	(0.0%)	35.4%
30 Days	0.1012x	60.5%	39.5%	16.7	$25.62	(3.5%)	30.7%
60 Days	0.0975x	61.4%	38.6%	16.1	$24.67	(7.0%)	25.9%
90 Days	0.0951x	62.0%	38.0%	15.7	$24.06	(9.3%)	22.8%
1 Year	0.0946x	62.2%	37.8%	15.6	$23.94	(9.8%)	22.1%
Cougar Proposed All-Stock Transaction							
	0.1126x	58.0%	42.0%	18.6	$28.50	7.4%	45.4%

Note: Average exchange ratios represent the trailing average of exchange ratios in calendar days for the respective time period ending 1/19/21. Implied exchange ratios based Cougar share price of $253.09 as of 1/25/21; premium / discount based on Panther share price of $26.54

Government Technology Services Valuations – Past 5 Years

Public GTS valuations have been quite volatile over the past 5 years, but the sector is currently trading above its 5-year average of 11.7x

EV / NTM EBITDA – Past 5 Years


16.0x
12.0x
8.0x
4.0x
Jan-16
Jan-17
Jan-18
Jan-19
Jan-20
Jan-21
2/10/2016
8.6x
12/7/2016
11.9x
4/18/2018
13.1x
Average: 11.7x
12/25/2018
9.6x
2/5/2020
14.3x
3/18/2020
10.5x
3/18/2020
10.9x
1/13/2021
13.2x

GTS index includes BAH, CACI, CSRA, EGL, LDOS, MANT, PRSP and SAIC.

Government Technology Services Valuations – Since 1/1/2020

Public GTS valuations have been volatile since 1/1/2020, mirroring the volatility of the overall market



EV / NTM EBITDA – Since 1/1/2020
16.0x
12.0x
8.0x
4.0x
1-Jan
1-Feb
1-Mar
1-Apr
1-May
1-Jun
1-Jul
1-Aug
1-Sep
1-Oct
1-Nov
1-Dec
1-Jan
1-Feb
GTS Peer Ave[(1)] 13.4x
Cougar Ave. 12.2x
Panther Ave. 9.0x
Panther loses NGEN contract (2/5/20)
JANA Files 13-D (6/11/20)
Bloomberg Article (11/9/20)
Veritas Files Amended 13-D (1/6/21)
GTS Peer Ave.[(1)]
Cougar
Panther

(1) GTS Peer average includes BAH, LDOS, MANT and SAIC.

Comparison of Strategic Alternatives



Present Value of Panther Future Share Prices Discounted to 3/31/21
$42.00
$38.00
$34.00
$30.00
$26.00
$22.00
$18.00
Cougar Bid Face Value: $28.50
$35.49
$37.13
$37.71
Cougar Implied Value @ Peer Multiple (13.1x)(2)
$30.94
$32.70
$33.50
Cougar Implied Value @ Cougar Multiple (11.7x) (2)
$27.49
$29.34
$30.32
Cougar Implied Value @ Blended Multiple (10.7x) (2)(3)
$29.25 Viper Offer
$20.17
$20.52
$20.93
$19.57
$19.81
$21.50
$21.05
$22.77
$20.01
$20.27
$23.50
$22.20
$25.48
"Stay the Course"(1)
FY21
FY22
FY23
4% Forecast
4% Forecast w/Acquisitions
6% Forecast
4% Forecast w/Acquisitions with multiple expansion to 9.5x
6% Forecast with multiple expansion to 10.0x

Note: EBITDA is burdened by SBC expense.
(1) Value of share prices, based on a stated forward EBITDA multiple and FYE net debt, discounted to 3/31/21 at a Panther 9.5% cost of equity.
(2) Value of share prices, based on a stated forward EBITDA multiple and FYE net debt, discounted to 3/31/21 at a pro forma Cougar 8.5% cost of equity.
(3) Blended multiple calculated using Panther unaffected multiple of 8.8x adjusted for movement in peer average using Panther's 2-year peer discount of 32%.

Goldman Sachs

STONE KEY PARTNERS

Strategic Alternatives Comparison – Present Value of FY 2023 Share Prices(1)

"Stay The Course"

Management Forecast – 4% Organic Revenue CAGR

FY24 EBITDA	Cost of Equity		
Multiple	8.5%	9.5%	10.5%
9.0x	$20.37	$20.01	$19.65
10.0x	$23.49	$23.07	$22.66
11.0x	$26.61	$26.13	$25.66
12.0x	$29.73	$29.19	$28.67

Management Forecast – 6% Organic Revenue CAGR

FY24 EBITDA	Cost of Equity		
Multiple	8.5%	9.5%	10.5%
9.0x	$22.61	$22.20	$21.81
10.0x	$25.95	$25.48	$25.03
11.0x	$29.29	$28.77	$28.25
12.0x	$32.64	$32.05	$31.48

4% Plus M&A (4% Organic Revenue CAGR Plus Three $150M Acquisitions)

FY24 EBITDA	Cost of Equity		
Multiple	8.5%	9.5%	10.5%
9.0x	$20.64	$20.27	$19.91
10.0x	$23.93	$23.50	$23.08
11.0x	$27.22	$26.73	$26.26
12.0x	$30.52	$29.97	$29.43

Combination Alternatives

Cougar / Panther Combination (42.0% Ownership / $130M of Synergies / $1.0B Buyback)

FY24 EBITDA	Cost of Equity		
Multiple	7.5%	8.5%	9.5%
9.0x	$25.60	$25.08	$24.58
10.0x	$28.76	$28.17	$27.61
11.0x	$31.93	$31.28	$30.65
12.0x	$35.10	$34.39	$33.70
13.0x	$38.29	$37.51	$36.75

Note: Panther EBITDA burdened by SBC expense.
(1) Value of 2023 share prices, based on a 2024 forward EBITDA multiple and year-end 3/31/23 net debt, discounted to 3/31/21 at selected required cost of equity.

Has / Gets Analysis – 100% Stock Transaction (4% Panther CAGR)

Assuming the combined company trades at a EV / EBITDA multiple of more than ~10.0x, the transaction would be accretive to both Panther and Cougar shareholders

Pro Forma 2021 Panther Share Price and % Change from 11/6/20 Unaffected Price of $19.60

Panther Ownership	**42.0%**	
Face Value	**$28.50**	
NTM EV/EBITDA	**Total Value**	**% Change**
$130M Synergies / $1.0B Buyback		
9.0x	$23.24	*18.5%*
10.0x	$26.77	*36.6%*
11.0x	$30.31	*54.6%*
12.0x	$33.85	*72.7%*
13.0x	$37.38	*90.7%*
14.0x	$40.92	*108.8%*
$150M Synergies / $1.0B Buyback		
9.0x	$23.75	*21.2%*
10.0x	$27.77	*41.7%*
11.0x	$31.79	*62.2%*
12.0x	$35.82	*82.7%*
13.0x	$39.84	*103.3%*
14.0x	$43.86	*123.8%*

Pro Forma 2021 Cougar Share Price and % Change from 1/25/21 Closing Price of $253.09

Cougar Ownership	**58.0%**	
Face Value	**$28.50**	
NTM EV/EBITDA	**Share Price**	**% Change**
$130M Synergies / $1.0B Buyback		
9.0x	$206.35	*(18.5%)*
10.0x	$237.77	*(6.1%)*
11.0x	$269.18	*6.4%*
12.0x	$300.60	*18.8%*
13.0x	$332.01	*31.2%*
14.0x	$363.42	*43.6%*
$150M Synergies / $1.0B Buyback		
9.0x	$210.91	*(16.7%)*
10.0x	$242.75	*(4.1%)*
11.0x	$274.60	*8.5%*
12.0x	$306.45	*21.1%*
13.0x	$338.30	*33.7%*
14.0x	$370.15	*46.3%*

Note: Shaded area denotes scenarios at which the deal is accretive to Panther's 11/6/20 unaffected price of $19.60 and Cougar's 1/25/21 closing share price of $253.09.
(1) As of 6/30/21 transaction close.

Government Technology Services Operating Metrics – CY2021

2021E Revenue ($B)



$14.0
$10.4
$8.5
$7.7
$6.3
$4.1
$2.6
LDOS
PF Cougar/ Panther
BAH
SAIC
CACI
Panther
MANT

2021E EBITDA ($M)



$1,453
$1,326
$881
$698
$684
$642
$241
LDOS
PF Cougar/ Panther
BAH
SAIC
CACI
Panther
MANT

2021E Oper. Income ($M)



$1,245
$1,075
$792
$552
$542
$523 (1)
$169
LDOS
PF Cougar/ Panther
BAH
CACI
SAIC
Panther
MANT

2021E Free Cash Flow ($M)



$968
$882
$572
$520
$519
$362
$142
LDOS
PF Cougar/ Panther
BAH
CACI
SAIC
Panther
MANT

2021E EBITDA Margin (%)



Peer Ave: 9.9%
15.5%
12.7%
10.8%
10.4%
10.3%
9.1%
9.1%
Panther
PF Cougar/ Panther
CACI
LDOS
BAH
MANT
SAIC

2021E Oper. Income Margin (%)



Peer Ave: 8.1%
12.7%
10.3%
9.3%
8.9%
8.7%
7.1%
6.4%
Panther(1)
PF Cougar/ Panther
BAH
LDOS
CACI
SAIC
MANT

Note: Based on FactSet median consensus as of January 22, 2020. Peer averages exclude Panther.
(1) Panther Operating Income is before intangibles amortization.

Goldman Sachs

STONE KEY PARTNERS

Government Technology Services Valuation Metrics

Enterprise Value ($B)


$4.0
$16.3
$14.5
$1.1
$13.4
$8.4
$2.4
$6.0
$8.0
$1.5
$6.5
$6.7
$2.3
$4.4
$4.1
$0.0
$4.2
LDOS
BAH
SAIC
CACI
Panther(1)
MANT
Equity Value
Net Debt

Leverage (Debt / LTM EBITDA)


3.6x
3.4x (1)
3.3x
3.0x
2.7x
0.0x
SAIC
Panther
LDOS
BAH
CACI
MANT

Enterprise Value / CY2021E EBITDA


Peer Average: 14.2x
16.9x
16.5x
14.0x
12.0x
11.7x
10.4x
MANT
BAH
LDOS
SAIC
CACI
Panther

Equity Value / CY2021E Net Income


Peer Average: 20.2x
28.9x
23.7x
17.3x
17.1x
13.9x
13.8x
MANT
BAH
LDOS
CACI
SAIC
Panther

CY2021 FCF Conversion


Peer Average: 112%
137%
120%
114%
103%
101%
99%
CACI
SAIC
Panther
LDOS
BAH
MANT

Free Cash Flow Yield (CY2021E)


Peer Average: 6.1%
8.7%
8.2%
8.0%
6.0%
4.3%
3.4%
SAIC
Panther
CACI
LDOS
BAH
MANT

Note: Based on FactSet median consensus and share prices as of January 22, 2021. Peer averages exclude Panther.
(1) Panther debt includes capital leases.

Historical Acquisition Premia | U.S. Based Public Targets

100% Stock Consideration


3rd Quartile:
18 %
Average:
15 %
1st Quartile:
5 %
2016-2020

	# of Deals	Average Premium	Median Premium
Since 2016	55	15 %	11 %
Since 2019	18	10 %	10 %
2020	11	10 %	10 %

100% Cash Consideration


3rd Quartile:
41 %
Average:
29 %
1st Quartile:
12 %
2016-2020

	# of Deals	Average Premium	Median Premium
Since 2016	229	29 %	21 %
Since 2019	73	32 %	25 %
2020	32	33 %	27 %

Source: Dealogic
Note: The range for the purpose of the analysis includes US-based targets in both all stock and all cash transactions across all sectors in which deal EV was between $1bn and $10bn from 2016 to 2020. Acquisition premia shown represent premium to 1-day unaffected stock price.

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